EXHIBIT 10(B)

                        AMENDED SHARE EXCHANGE AGREEMENT

     For mutual consideration, the receipt of which is hereby acknowledged the Share Exchange Agreement (the "Agreement") entered into on the 26th day of August, by and among Cimarron-Grandview Group, Inc., a Washington corporation ("Cimarron" or the "Company"), Full Moon Universe, Inc., a California corporation ("Full Moon"), Charles Band, (Band) and Albert M. Zlotnick ("Zlotnick") is hereby amended as follows:

                                    ARTICLE 1
                                 Share Exchange

     Article  1.5  Exchange  Ratio  Adjustment  is  hereby  eliminated
     Article  2.9  Change  of  Domicile  is  hereby  eliminated
     Article 6.1 (b) is amended to change the reverse split from a one-for-thirty reverse split to a one-for-five reverse split.
     Article  10.1 "Market  Stand-Off"  Agreement"  is  hereby  eliminated
     Article  11   Voting  Trust  Agreement and Exhibit B Albert M. Zlotnick
                  - Charles Band Voting Trust Agreement are hereby eliminated and the Voting Trust Agreement is hereby declared to be null and void and of no effect.

All  other  terms  of  the  Agreement  shall  remain  in  full force and effect.

     IN WITNESS WHEREOF, this Amended Share Exchange Agreement has been adopted by the undersigned corporations as of this 13th day of November, 2000.


Full  Moon  Universe,  Inc.                    Cimarron-Grandview  Group,  Inc.


By:___________________________               By:___________________________
     Charles Band, President                       Gregory B. Lipsker, President


              _________________________________
     Albert  M.  Zlotnick,  Individually                     Charles  Band,
Individually